FINAL – FOR IMMEDIATE RELEASE

InspireMD Secures Financing to Accelerate Advancements in Product Development and Adopts a One Year Stockholder Rights Plan

- - -

Funding for expansion of clinical trial and product development strategies

BOSTON, MA – October 24, 2013 – InspireMD Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection stents, today announced that it has secured $10 million in venture debt financing to support expanding its ability to execute on emerging clinical research and product development efforts. The Company also announced it has adopted a stockholder rights plan effective for a one year period.

Alan Milinazzo, President and Chief Executive Officer of InspireMD, commented, “While we have the necessary capital to support our existing business and clinical efforts, we intend to strategically increase the Company’s access to capital to fund the expansion of our clinical studies and product development strategy, while limiting shareholder dilution. Our initial action includes securing $10 million of venture debt. With this added capital, we can accelerate critical product development and clinical programs to expand our MicroNet therapeutic platform as well as facilitating ongoing discussions with potential strategic partners.”

With respect to the stockholder rights plan, Sol Barer, Chairman of InspireMD’s Board of Directors commented, “As we expand our pipeline of exciting new stent technologies addressing significant underserved medical conditions, we believe it is prudent to institute the rights plan in order to protect our shareholders’ interests. This is due to the Board’s concern that the current share price for the Company’s common stock doesn’t take into account the existing product portfolio as well as pending development activities. Our goal is to ensure that if an event were to arise it would take into account the overall value of these efforts.”

InspireMD closed the $10 million venture debt financing with Hercules Technology Growth Capital (NYSE: HTGC). The funding is in the form of secured indebtedness bearing interest at a calculated prime-based variable rate currently set at 10.5%. Payments under the loan agreement are interest only for 9 months, followed by 30 monthly payments of principal and interest through the scheduled maturity date on February 1, 2017. In connection with the loan agreement, InspireMD issued Hercules warrants, which are exercisable for 168,351 shares of Common Stock at a per share exercise price of $2.97.

Stockholder Rights Plan

As noted above, on October 22, 2013, the Company’s Board adopted a stockholder rights plan (the “Rights Plan”) and declared a dividend of one right on each outstanding share of InspireMD’s common stock.

The Rights Plan is designed to assure that all of InspireMD’s stockholders receive fair and equal treatment in the event of any proposed takeover of the company and to guard against tactics to gain control of InspireMD without paying all stockholders a premium for that control. InspireMD’s Board deemed it appropriate and prudent to adopt the Rights Plan at this time.

The Rights Plan is intended to enable all InspireMD stockholders to realize the long-term value of their investment in the company. It will not prevent a takeover, but should encourage anyone seeking to acquire the company to negotiate with the Board.

Pursuant to the Rights Plan, InspireMD is issuing one preferred share purchase right for each outstanding share of common stock at the close of business on November 15, 2013. Initially, the rights will not be exercisable and will trade with the company’s shares of common stock.

Under the Rights Plan, the rights will generally become exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock in a transaction not approved by InspireMD’s Board. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of common stock having a value of twice the exercise price of the right. In addition, if InspireMD is acquired in a merger or other business combination after an unapproved party acquires more than 15% of InspireMD’s common stock, each holder of a right would then be entitled to purchase at the then-current exercise price, shares of the acquiring company’s stock, having a value of twice the exercise price of the right.

InspireMD’s Board may redeem the rights for a nominal amount at any time before an event that causes the rights to become exercisable. Under the terms of the Rights Plan, it will expire on October 22, 2014.

InspireMD will file a Form 8-K and Form 8-A with the United States Securities and Exchange Commission that will contain additional information regarding the terms and conditions of the Rights Plan. InspireMD stockholders will also receive information regarding the Rights Plan.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ technology to make its products the industry standard for embolic protection stents and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

MGuard™ EPS is CE Mark approved. It is not approved for sale in the U.S. by the FDA at this time.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE:HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy and renewables technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $3.9 billion to over 250 companies and is a lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

The Company's common stock trades on the New York Stock Exchange under the ticker symbol "HTGC."

In addition, Hercules has two outstanding bond issuances of 7.00 percent Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols "HTGZ" and "HTGY," respectively.

For more information, please visit www.htgc.com.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contacts:

Lewis Goldberg / Samantha Wolf

KCSA Strategic Communications

Phone: 212-896-1216 / 212-896-1220

Email: lgoldberg@kcsa.com / swolf@kcsa.com